CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1999 included in Trinitech Systems, Inc.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                              /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP

Stamford, Connecticut
December 29, 1999